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Allied Capital Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
September 30, 1996

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                                                                 For the Three Months Ended              For the Nine Months Ended
                                                                       September 30,                           September 30,
                                                                 --------------------------              --------------------------
                                                                   1996              1995                   1996             1995
                                                                 --------------------------              --------------------------
Primary Earnings Per Common Share:

  Net Increase in Net Assets Resulting
    from Operations                                              $ 5,705,000   $ 3,089,000               $ 9,781,000   $12,419,000

  Less: Dividends for Preferred Stock                                (55,000)      (55,000)                 (165,000)     (165,000)
                                                                 -------------------------               -------------------------
  Net Increase in Net Assets Resulting
    from Operations Available to
    Common Shareholders                                          $ 5,650,000   $ 3,034,000               $ 9,616,000   $12,254,000
                                                                 =========================               =========================


  Weighted average number of common
    shares outstanding                                             6,986,512     6,185,660                 6,791,205     6,207,004

  Weighted average number of common
    shares issuable on exercise
    of outstanding stock options                                      69,073         7,695                    47,871           397
                                                                 -------------------------               -------------------------
  Weighted average number of common
    shares and common share equivalents outstanding                7,055,585     6,193,355                 6,839,076     6,207,401
                                                                 =========================               =========================

  Earnings per Common Share                                           $ 0.80        $ 0.49                    $ 1.41        $ 1.97
                                                                 =========================               =========================



Fully Diluted Earnings Per Common Share:

  Net Increase in Net Assets Resulting
    from Operations                                              $ 5,705,000   $ 3,089,000               $ 9,781,000   $12,419,000

  Less: Dividends for Preferred Stock                                (55,000)      (55,000)                 (165,000)     (165,000)
                                                                 -------------------------               -------------------------
  Net Increase in Net Assets Resulting
    from Operations Available to
    Common Shareholders                                          $ 5,650,000   $ 3,034,000               $ 9,616,000   $12,254,000
                                                                 =========================               =========================
  Weighted average number of common
    shares and common share
    equivalents outstanding as computed for
    primary earnings per share                                     7,055,585     6,193,355                 6,839,076     6,207,401

  Weighted average of additional
    shares issuable on exercise
    of outstanding stock options                                      39,646         7,963                    60,135        13,976
                                                                 -------------------------               -------------------------
  Weighted average number of common
    shares and common share equivalents
    outstanding, as adjusted                                       7,095,231     6,201,318                 6,899,211     6,221,377
                                                                ==========================               =========================

  Earnings per Common Share                                           $ 0.80        $ 0.49                    $ 1.39        $ 1.97
                                                                ==========================               =========================

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